(EXHIBIT 10.1)
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT
          THIS AMENDMENT (this “Amendment”) is entered into as of November 17, 2006, by and among:
     (a) Rock-Tenn Financial, Inc., a Delaware corporation (“Borrower”),
     (b) Rock-Tenn Converting Company, a Georgia corporation (“Converting”), as initial Servicer (the Servicer together with Borrower, the “Loan Parties” and each, a “Loan Party”),
     (c) Variable Funding Capital Company LLC, a Delaware limited liability company, as assignee of Blue Ridge Asset Funding Corporation (“VFCC” or a “Conduit”), and Wachovia Bank, National Association, in its capacity as liquidity provider to VFCC (together with its successor, “Wachovia” and together with VFCC, the “VFCC Group” or a “Conduit Group”),
     (d) Three Pillars Funding LLC, a Delaware limited liability company (“TPF” or a “Conduit”), and SunTrust Bank, in its capacity as liquidity provider to TPF (together with its successor, “SunTrust” and together with TPF, the “TPF Group” or a “Conduit Group”),
     (e) Wachovia Bank, National Association, in its capacity as agent for the VFCC Group (together with its successors and assigns in such capacity, the “VFCC Agent” or a “Co-Agent”), and SunTrust Capital Markets, Inc., in its capacity as agent for the TPF Group (together with its successors and assigns in such capacity, the “TPF Agent” or a “Co-Agent”), and
     (f) Wachovia Bank, National Association, in it capacity as administrative agent for the Lenders hereunder or any successor administrative agent hereunder (together with its successors and assigns hereunder, the “Administrative Agent” and together with the Co-Agents, the “Agents”), with respect to that certain Amended and Restated Credit and Security Agreement dated as of September 30, 2005, by and among the parties (the “Existing Agreement”), as amended. The Existing Agreement as amended hereby is sometimes hereinafter referred to as the “Agreement.”
          Unless otherwise indicated, capitalized terms used in this Amendment are used with the meanings attributed thereto in the Existing Agreement.
W I T N E S S E T H :
     WHEREAS, the parties wish to modify the Existing Agreement as hereinafter set forth;
          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

          1. Amendments to Existing Agreement. Subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:
          1.1. The definitions of “Default Horizon Ratio,” “Dilution Horizon Ratio,” “Eligible Receivable” and “Required Reserve Factor Floor” in Exhibit I to the Existing Agreement are hereby amended and restated in their entirety to read, respectively, as follows:
     “Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the 3 Calculation Periods ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-off Date.
     “Dilution Horizon Ratio” means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originators during the Calculation Period ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.
     “Eligible Receivable” means, at any time, a Receivable:
a.	the Obligor of which (a) if a natural person, is a resident of the United States or Canada or, if a corporation or other business organization, is organized under the laws of the United States, Canada or any political subdivision of the United States or Canada and has its chief executive office in the United States or Canada; (b) is not an Affiliate of any of the parties hereto; and (c) is not a government or a governmental subdivision or agency; provided, that in no event may the amount of Canadian Receivables that are included as Eligible Receivables exceed 4% of total Receivables at any time,

b.	which is not a Delinquent Receivable or a Defaulted Receivable,

c.	which is not owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,

d.	which has not had its payment terms extended more than once,

e.	which is an “account” within the meaning of Article 9 of the UCC of all applicable jurisdictions,

f.	which is denominated and payable only in United States dollars in the United States,

g.	which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense; provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected;

h.	which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Lender to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

i.	which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator; provided, however, that Receivables with an aggregate Outstanding Balance of up to 5% of the Outstanding Balance of all Eligible Receivables may also be subject to bill-and-hold arrangements and accordingly, may also be contingent upon shipment of such goods at a future date,

j.	which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

k.	which satisfies all applicable requirements of the Credit and Collection Policy,

l.	which was generated in the ordinary course of the applicable Originator’s business,

m.	which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

n.	which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such

Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Administrative Agent, that such Receivables shall not be subject to such offset,

o.	as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

p.	as to which each of the representations and warranties contained in Sections 5.1(i), (j), (r), (s), (t) and (u) is true and correct, and

q.	all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Borrower under and in accordance with the Receivables Sale Agreement, and Borrower has good and marketable title thereto free and clear of any Adverse Claim.
     “Required Reserve Factor Floor” means, for any Calculation Period, the sum (expressed as a percentage) of (a) 25% plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.
          2. Conditions Precedent. This Amendment shall become effective as of the date first above written upon (a) receipt by the Administrative Agent of a counterpart hereof duly executed by each of the parties hereto, (b) receipt by each of the Co-Agents of a fully-earned and non-refundable amendment fee of $12,500 each in immediately available funds, and (c) receipt by the Administrative Agent of a fully earned and non-refundable agent’s fee in immediately available funds in such amount as the Administrative Agent and Borrower may agree upon in writing.

          3. Miscellaneous.
          3.1. Except as expressly amended hereby, the Existing Agreement shall remain unaltered and in full force and effect, and each of the parties hereby ratifies and confirms each of the Transaction Documents to which it is a party.
          3.2. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF GEORGIA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.
          3.3. EACH OF THE COMPANIES HEREBY ACKNOWLEDGES AND AGREES THAT:
          3.3.1. IT IRREVOCABLY (i) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY GEORGIA STATE COURT, IN EITHER CASE SITTING IN FULTON COUNTY, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENTS, AND (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF AN ACTION OR PROCEEDING IN SUCH COURTS.
          3.3.2. TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THE EXISTING AGREEMENT (OR EXISTING AGREEMENTS) TO WHICH IT IS A PARTY.
          3.4. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment.
<Signature pages follow>

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
ROCK-TENN FINANCIAL, INC., as Borrower

By:	/s/ JUSTIN MARTORANA
Name:	Justin Martorana
Title:	Treasurer
ROCK-TENN CONVERTING COMPANY, as Servicer

By:	/s/ GREGORY L. KING
Name:	Gregory L. King
Title:	Vice President, Treasurer & Assistant Secretary

VARIABLE FUNDING CAPITAL COMPANY LLC
BY:   WACHOVIA CAPITAL MARKETS, LLC, ITS ATTORNEY-IN-FACT

By:	/s/ DOUGLAS R. WILSON, SR.
Name:	Douglas R. Wilson, Sr.
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as VFCC Agent, a Liquidity Bank and as Administrative Agent

By:	/s/ ELIZABETH R. WAGNER
Name:	Elizabeth R. Wagner
Title:	Managing Director

THREE PILLARS FUNDING LLC

By:	/s/ DORIS J. HEARN
Name:	Doris J. Hearn
Title:	Vice President

SUNTRUST CAPITAL MARKETS, INC., as TPF Agent

By:	/s/ MICHAEL G. MAZA
Name:	Michael G. Maza
Title:	Managing Director
SUNTRUST BANK, as TPF Liquidity Bank

By:	/s/ STACY M. LEWIS
Name:	Stacy M. Lewis
Title:	Vice President